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EXHIBIT 10.3

                               SEMELE GROUP, INC.

                       AMENDED 1994 EXECUTIVE AND DIRECTOR

                         STOCK OPTION PLAN (the "Plan")

I.    GENERAL.

      A.    Purpose.

      The purpose of this Amended 1994 Executive and Director Stock Option Plan (the "Plan") is to advance the interests of the stockholders of Semele Group, Inc. (the "Company"), by providing the Company's directors, key employees and certain employees of Banyan Management Corp. with an opportunity to acquire or increase their proprietary interests in the Company by granting them options to purchase shares of the Company's common stock (the "Shares" or "Common Stock"). By encouraging these individuals to become owners of Shares, the Company seeks to motivate, retain and attract those highly competent individuals upon whose judgment, initiative, and leadership the Company's success in large measure depends. The options granted hereunder may be either "incentive stock options" meeting the requirements of Section 422 of the Internal Revenue Code of 1986 (the "Code") or non-statutory options which are not intended to meet the requirements of Section 422 of the Code.

      B.    Structure of the Plan.

      The Plan shall consist of a "Director Option Grant Program," described in
Section II, and an "Executive Option Grant Program," described in Section III. Under the Director Option Grant Program, the nonemployee directors will be granted non-statutory options to purchase Shares and any other stock or security resulting from the adjustment thereof or substitution therefor. Under the Executive Option Grant Program, the Company's key management personnel, including employees of Banyan Management Corp., may be granted incentive stock options or non-statutory options to purchase Shares and any other stock or security resulting from the adjustment thereof or substitution therefor. Decisions concerning the grant of options under the Executive Option Grant Program shall be determined in a manner that satisfies the requirements of Rule 16b-3 (or any successor rule) under the Securities Exchange Act of 1934 (the "Exchange Act") and Section 162(m) of the Code. All references to the Board of Directors of the Company (the "Board") in the Plan shall mean and relate to the body appointed from time to time by the Board to administer the Plan unless the context otherwise requires.

      C.    General Grants and Rights.

      Unless stated otherwise, the provisions of Sections I and IV hereof shall apply with equal force to both the Executive Option Grant Program and the Director Option Grant Program. The right to acquire Shares pursuant to the Director Option Grant Program and the Executive Option Grant Program shall be referred to as a "Director Option" and an "Executive Option," respectively. Options granted under either the Executive Option Grant Program or the Director

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Option Grant Program shall be referred to herein as "Options." With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of this Plan or any action by the Board fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Board.

II.   DIRECTOR OPTION GRANT PROGRAM

      A.    Eligibility.

      Each individual serving as a nonemployee director shall be eligible to participate in the Director Option Grant Program and be granted Director Options.

      B.    Grant.

      Each of Messrs. Gerald L. Nudo, Robert M. Ungerleider and Walter E. Auch (each of whom has served as a director since 1987), on the tenth business day after adjournment of the Company's annual meeting convened on June 30, 1994, shall automatically receive a Director Option to acquire 50,000 Shares. Each of Messrs. David J. Brail and Alan S. Cooper (each of whom has served as a director since 1993), on the tenth business day after adjournment of the Company's annual meeting convened on June 30, 1994, shall automatically receive a Director Option to acquire 10,000 Shares. Mr. Joseph W. Bartlett on December 30, 1997, shall automatically receive a Director Option to acquire 50,000 Shares, subject to approval by the stockholders of the corporation of this Plan as amended which includes this grant to Mr. Bartlett.

      C.    Option Period.

      The length of each Director Option shall be ten years and one day from the day of grant. Each Director Option not exercised shall terminate at the end of its term, if not subject to earlier termination as herein provided or as provided in the Option Agreement.

      D.    Option Price.

      The price per share at which Shares may be acquired on exercise of a Director Option shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

III.  THE EXECUTIVE OPTION PROGRAM

      A.    Administration.

      The Board shall have plenary authority in its discretion, but subject to the express provisions of the Plan, to: (i) determine in each instance whether to grant an incentive or a non-statutory Executive Option; (ii) determine the purchase price of the Common Stock covered by each Executive Option; (iii) determine the key management personnel to whom Executive

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Options shall be granted; (iv) determine the number of Shares subject to each
Executive Option; (v) determine the exercise period for each Executive Option;
(vi) prescribe, amend, and rescind rules and regulations relating to the Executive Option Grant Program; (vii) determine the terms and provisions of the respective Option Agreements (as defined in Section IV.F.(1)); and (viii) make all other determinations deemed necessary or advisable for administrating the Executive Option Grant Program. Each Executive Option granted hereunder shall be evidenced by minutes of a meeting or the written consent of the Board. The Board may at any time, and from time to time, amend or suspend the Executive Option Program. Except as otherwise provided in the Plan, the Board may modify, extend, replace or renew outstanding Options under the Plan, or accept the surrender of outstanding Options (to the extent not yet otherwise exercised) and grant new Options in substitution therefor. Notwithstanding the foregoing, no amendment or suspension of the Plan without the written consent of an optionee shall alter or impair the rights of the optionee under any Option previously granted to the optionee. The Board's determination on the foregoing matters shall be conclusive.

      B.    Eligibility.

      Except as otherwise provided herein, the Board shall designate the key management personnel eligible to participate in the Executive Option Grant Program and shall prescribe the terms and conditions governing each Executive Option. No nonemployee director shall be eligible to receive Executive Options under the Executive Option Grant Program.

      C.    Option Period.

      The Board may determine the length of each Executive Option, but in no event shall the term of any Executive Option which is an incentive stock option exceed the term prescribed by the Code, which is currently five years in the case of employees who own or are deemed to own more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary of the Company and ten years in the case of other employees, and in no event shall the term of any Executive Option which is a non-statutory option exceed ten years and one day from the date of grant. Each Option not exercised shall terminate at the end of its term if not subject to earlier termination as herein provided or as provided in the Option Agreement.

      D.    Option Price.

      The price per share at which Shares may be acquired on exercise of an Executive Option shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date the Executive Option is granted (one hundred ten percent (110%) in the case of an Executive Option which is an incentive stock option granted to an employee who owns or is deemed to own more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary of the Company).

      E.    $100,000 Limitation.

      No employee may be granted Executive Options that are incentive stock options which would cause the limitation of $100,000 set forth in the Code on the aggregate fair market value

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of Common Stock underlying incentive stock options exercisable for the first time by an optionee in any calendar year (or such other limitation as the Code may prescribe) to be exceeded.

IV.   SHARES SUBJECT TO THE PLAN.

      A.    Number of Shares.

      The stock subject to the Options granted under the Plan shall be the Company's Common Stock and any other stock or security resulting from the adjustment thereof or substitution therefor as described in Section IV.G.(3). There shall be 1,000,000 Shares, subject to adjustment under Section IV.G.(3), reserved and available for purchase on exercise of Options granted under the Plan. The Shares issued upon exercise of an Option may be authorized and unissued Shares, or Shares issued and re-acquired by the Company.

      B.    Release of Shares.

      If any Option granted hereunder shall be canceled, expire or terminate for any reason without having been exercised in full, the Shares subject to the Option shall thereafter be available for grant under the Plan.

      C.    Restrictions on Shares.

      All Shares issued on exercise of an Option shall be subject to the terms and conditions specified herein and to those other terms, conditions and restrictions contained in the Option Agreement, as well as applicable federal and state laws, rules and regulations including, as may be required, approval by any government or regulatory agency. The Company may issue or deliver certificates for Shares prior to: (i) listing the Shares on any stock exchange on which the Common Stock may then be listed; or (ii) registering or qualifying the Shares under federal or state law; provided, however, the Company shall not issue or deliver certificates for Shares prior to an optionee tendering to the Company those documents or payments as the Board may deem necessary to satisfy any applicable withholding obligation for the Company to obtain a deduction on its federal, state or local tax return with respect to the exercise of an Option. The Company may cause any certificate for Shares to be properly marked with a legend or other notation reflecting the limitations on transfer provided in the Plan, the Option Agreement or as the Board may otherwise reasonably require to comply with law. Fractional Shares shall not be delivered, but shall be rounded to the next lower whole number of Shares.

      D.    Stockholder Rights.

      An optionee shall not have any rights of a stockholder as to Shares subject to an Option until, after properly exercising the Option, the Shares are recorded on the Company's official stockholder records as issued or transferred to the party exercising the Option. No adjustment shall be made for cash dividends or other rights if the record date for the cash dividend or other right is prior to the date the Shares are recorded as issued or transferred to the party exercising the Option, in the Company's official stockholder records, except as provided in Section

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IV.G.(3). The Company shall record the Shares as issued or transferred in an expeditious manner in accordance with applicable laws and regulations.

      E.    Stock Valuation.

      Any determination of the value or closing price of Common Stock required by the Plan shall be determined in accordance with the following provisions, as applicable (which value or closing price shall be referred to herein as the "Fair Market Value per Share," or for a group of Shares a total "Fair Market Value"):

      (1) if, on the relevant date, the Common Stock is traded on a national or regional securities exchange or on the NASDAQ National Market System, on the basis of the closing sale price on the principal securities exchange on which the Common Stock may then be traded or, if there is no sale on the relevant date, then on the last previous date on which a sale was reported;

      (2) if, on the relevant date, the Common Stock is not listed on any securities exchange or traded on the NASDAQ National Market System, but otherwise is publicly-traded and reported on NASDAQ, on the basis of the mean between the closing bid and asked quotations in the over-the-counter market as reported by NASDAQ; but if there are no bid and asked quotations in the over-the-counter market as reported by NASDAQ on that date, then the mean between the closing bid and asked quotations in the over-the-counter market as reported by NASDAQ on the last previous day any bid and asked prices were quoted; and

      (3) if, on the relevant date, the Common Stock is not publicly-traded as described in (i) or (ii), in good faith by the Board.

      F.    OPTION PROVISIONS.

      (1) Option Agreement. Each Option granted hereunder shall be evidenced by a written option agreement (an "Option Agreement") specifying, among other things, the optionee, the period for which the Option thereunder is granted, the number of Shares for which the Option is granted, the Option price and the exercise schedule, and conforming, in the case of an Option Agreement evidencing an incentive stock option, to the requirements for an incentive stock option contained in the Code. The Board shall have plenary authority in its discretion, but subject to the express provisions of the Plan, to determine the terms and provisions (and amendments thereof) of the respective Option Agreements (which need not be identical), including the terms and provisions (and amendments) as shall be required in the Board's judgment to conform to any change in law or regulations applicable thereto. The grant and exercise of Options hereunder are subject to all applicable federal, state and local laws, rules and regulations and, if required, any approvals by any governmental or regulatory agency.
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      (2)   Exercise of Options. Executive Options granted hereunder shall vest and be exercisable in installments as follows: (i) to the extent of 33.3% of the number of Shares commencing on the first anniversary of the date of grant; (ii) to the extent of an additional 33.3% of Shares commencing on the second anniversary of the date of grant; and (iii) to the extent of an additional 33.4% of Shares commencing on the third anniversary of the date of grant. Director Options granted hereunder shall vest and be exercisable in installments as follows: (i) to the extent of 50.0% of the number of Shares commencing on the first anniversary of the date of grant; and (ii) to the extent of 50.0% of the number of Shares commencing on the second anniversary of the date of grant. If the optionee does not in any given period purchase all of the Shares subject to the Option, the optionee's right to purchase any Shares not purchased in the period shall continue until the expiration or sooner termination of the Option, except to the extent provided otherwise in the Option Agreement. Except as otherwise provided herein or in an Option Agreement, as a condition to the grant of an Executive Option, an optionee shall remain in the continuous employ of the Company, its subsidiaries or Banyan Management Corp. for the period of time specified by the Board in the Option Agreement. To exercise an Option, an optionee shall give written notice to the Company's Chief Operating Officer at the Company's office at One Canterbury Green, 201 Broad Street, Stamford, Connecticut 06901 (or the office which is the successor main office or which is otherwise designated as the office to which notice is to be given) of the number of Shares to be acquired and make any arrangements with the Chief Operating Officer as are acceptable to the Chief Operating Officer to satisfy the optionee's federal, state and local tax withholding obligations and satisfy the optionee's obligation under the Plan and the Option Agreement.

      (3) Cancellation of Options. Except as otherwise provided, an Executive Option is exercisable by an optionee only prior to "termination of employment" as defined herein. For purposes of this Plan and any Option Agreement, a person shall incur a "termination of employment" on the latest date on which the person no longer is, for whatever reason, an officer, director or employee of the Company, its subsidiaries or Banyan Management Corp. ("Termination of Employment"). Notwithstanding anything herein to the contrary, if an optionee incurs a Termination of Employment due to death or permanent and total disability or retirement in accordance with the Company's retirement practices, all Options granted under the Plan and outstanding on the date of the Termination of Employment shall be exercisable to the extent provided in the optionee's Option Agreement. A Director Option is exercisable by an optionee only so long as the director continues to hold office; provided, however, that if the director ceases to hold office due to death, permanent and total disability or expiration of the director's term of office after the director attains his 75th birthday, all Options granted under the Plan shall be exercisable.

      (4) Payment of Purchase Price on Exercise. Unless otherwise determined by the Board in the case of an Executive Option, the purchase price of the Shares acquired on exercise of an Option shall be paid to the Company at the time of

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            exercise in cash, Shares or any other form of payment acceptable to the Board in the case of an Executive Option.

      (5) Nonassignability. Options are not transferable except by will or the laws of descent and distribution, and are exercisable during an optionee's lifetime only by the optionee, or the appointed guardian or legal representative of the optionee.

      G.    PROVISIONS APPLICABLE TO THE PLAN.

      (1) Termination of Plan. This Plan shall terminate on July 15, 2004, or at such earlier time as determined by the Board. No Options shall be granted under the Plan after that date. Any Options outstanding under the Plan at the time of its termination shall remain in effect until they shall have been exercised, expired or otherwise canceled or terminated as provided herein or in the Option Agreement. Termination of the Plan shall not diminish the authority granted to the Board to administer the Plan.

      (2) Investment Representation. If the disposition of Common Stock acquired on exercise of any Option is not covered by a then current registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and is not otherwise exempt from registration, the acquired Shares shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder. Each Option Agreement shall contain a requirement that, on demand by the Board, the individual exercising an Option shall state in writing, as a condition precedent to each exercise, that the optionee is acquiring the Common Stock for investment only and not for resale or with a view to distribution. The Board may set forth in an Option Agreement other terms and conditions relating to the registration or qualification of the Common Stock under federal or state securities laws as it desires.

      (3)   Effect of Certain Changes.

            a. Adjustments. If the Company declares a stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure (including, but not limited to, a split-up, spin-off, split-off or distribution to Company stockholders other than a normal cash dividend), sells all or a substantial portion of its assets (if measured on either a stand-alone or consolidated basis), undertakes a reorganization, rights offering, share offering, partial or complete liquidation, or any other corporate transaction or event involving the Company and having an effect similar to any of the foregoing, then the Board may adjust or substitute, as the case may be, the number of Shares available for Options under the Plan, the number of Shares covered by outstanding Options, the exercise price per Share of outstanding Options, any target Fair Market Value per Share that the Common Stock is required to reach for all or a portion of any Options to vest, and any other characteristics or terms of the Options as the Board deems necessary or appropriate to equitably reflect the effects of those changes to the Option

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                  holders; provided, however, that any fractional Shares
                  resulting from the adjustment shall be eliminated by rounding to the next lower whole number of Shares with appropriate payment for the fractional Shares as determined by the Board. The Board may waive any limitations set forth in or imposed pursuant to the terms and conditions of the Plan or an Option Agreement so that all Options, from and after a date prior to the effective date of an event specified above or a Change in Control (as defined in an Option Agreement), shall be exercisable in full.

            b. Dissolution, Liquidation, Corporate Separation or Division. If the Board proposes to dissolve or liquidate the Company or the Company is involved in any other corporate transaction or event and having effects on the Options similar to any of the foregoing, the Board may, in addition to the provisions of this Section IV.G.(3), terminate each outstanding Option granted under the Plan as of a date fixed by the Board; provided, however, that not less than thirty (30) days' prior written notice of the date so fixed shall be given to each optionee (or beneficiary), who shall have the right, during the thirty (30) days preceding such date, to exercise all Options, whether or not otherwise exercisable, as to all or any part of the Shares covered thereby.

            c. Merger, Consolidation, or Sale of Assets. If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or the Company sells or otherwise disposes of all or a substantial portion of its assets or is involved in any other transaction or event which has an effect on the Shares or Options similar to the foregoing, then in addition to the provisions of this Section IV.G.(3), all Options outstanding under the Plan shall become exercisable at that time and the Board may cancel all outstanding Options as of the effective date of any transaction or event; provided that not less than thirty (30) days prior written notice of the date so fixed for cancellation shall be given to each optionee (or beneficiary), who shall have the right, during the thirty (30) days preceding the effective date of the transaction or event, to exercise all Options, whether or not otherwise exercisable, as to all or any part of the Shares covered thereby.

            d. Certain Mergers and Consolidations. This Section IV.G.(3) shall not apply to a merger or consolidation in which the Company is the surviving corporation and Shares are not converted into or exchanged for stock, securities of any other corporation, cash or any other thing of value.

            e. Definition of Common Stock. In the event of a change in the Company's Common Stock as presently constituted, the Shares resulting from any change shall be deemed to be the Common Stock within the meaning of the Plan.

            f. Determination of the Board. The Board shall make all adjustments required under this Section IV.G.(3). All adjustments shall be final, binding and conclusive.
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            g.    Limitations under this Section IV.G.(3). The grant of an
                  Option pursuant to the Plan shall not in any way effect the Company's right or power to make adjustments, reclassifications, reorganizations or changes to its capital or business structures or to merge or to consolidate or to dissolve, liquidate, sell or transfer all or part of its business or assets.

      (4)   Withholding Obligations.

      The optionee (or beneficiary) may satisfy any withholding obligation under the Plan or an Option Agreement by requesting the Company to withhold and not transfer or issue Shares with a fair market value equal to the withholding obligation that are otherwise issuable or transferable to the optionee pursuant to the exercise of an Option.

      (5) Rights with Respect to Continuance of Employment.

      The Plan and any Option granted under the Plan shall not confer upon any optionee any right to continued employment by the Company, its subsidiaries or Banyan Management Corp., nor shall they interfere in any way with the right of the Company, its subsidiaries or Banyan Management Corp. to, subject to other agreements with the optionee, terminate an optionee's employment at any time.

      (6) Notice to the Company of Optionee's Election.

      Any optionee exercising an election under Section 83 of the Code to have the receipt of Shares hereunder taxed currently, without regard to the restrictions imposed under the Plan or an Option Agreement or law, shall give notice to the Company of the election immediately upon making the election.

      H.    Indemnification of the Board.

      In addition to such other rights of indemnification as they may have as Board members, and to the extent permitted by law, the members of the Board shall be indemnified and held harmless by the Company and each director or indirect subsidiary of the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided the settlement is approved by the Company's legal counsel) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it shall be adjudged in the action, suit or proceeding that the Board member is liable for gross negligence or gross misconduct in the performance of its duties; provided that within sixty (60) days after institution of any action, suit or proceeding a Board member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the action.

      I.    Plan Binding on Successors.
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      Except as provided herein, the Plan shall be binding on the successors and assigns of the Company.

      J.    Interpretation and Governing Law.

      Whenever necessary or appropriate in this Plan and where the context admits, the singular term and the related pronouns shall include the plural and the masculine and feminine gender. The Plan shall be construed and enforced according to the internal laws of the State of Delaware.